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                                                                     EXHIBIT 77M


MERGER OF COLUMBIA DISCIPLINED VALUE FUND INTO COLUMBIA LARGE VALUE QUANTITATIVE FUND

On March 11, 2011, Columbia Disciplined Value Fund (the Selling Fund), a series of Columbia Funds Series Trust I merged into Columbia Large Value Quantitative Fund (the Buying Fund), a series of Columbia Funds Series Trust II.

BOARD ACTION: Board members of the Selling Fund, at a meeting held in August 2010, and Board members of the Buying Fund, at a meeting held on August 2010, approved an Agreement and Plan of Reorganization (the Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REORGANIZATION: Under the Agreement, the Selling Fund transferred all of its assets attributable to Classes A, B, C, T and Z shares to the Buying Fund in exchange for Classes A, B, C, T and Z shares of the Buying Fund, respectively. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. The Selling Fund, the Buying Fund and Columbia Management Investment Advisers, LLC agreed to bear the costs of the reorganization as outlined in the Agreement.
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REDOMICILING OF COLUMBIA DIVERSIFIED EQUITY INCOME FUND

On March 7, 2011, Columbia Diversified Equity Income Fund (the Redomiciling
Fund), a series of RiverSource Investment Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Classes A, B, C, I, R, R3, R4, R5, W and Z to the New Fund in exchange for Classes A, B, C, I, R, R3, R4, R5, W and Z of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.
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REDOMICILING OF COLUMBIA LARGE GROWTH QUANTITATIVE FUND

On March 7, 2011, Columbia Large Growth Quantitative Fund (the Redomiciling
Fund), a series of RiverSource Investment Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Classes A, B, C, I, R, R4, W and Z to the New Fund in exchange for Classes A, B, C, I, R, R4, W and Z of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.
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REDOMICILING OF COLUMBIA LARGE VALUE QUANTITATIVE FUND

On March 7, 2011, Columbia Large Value Quantitative Fund (the Redomiciling
Fund), a series of RiverSource Investment Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Classes A, B, C, I, R, R4, T, W and Z to the New Fund in exchange for Classes A, B, C, I, R, R4, T, W and Z of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.
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REDOMICILING OF COLUMBIA MID CAP VALUE OPPORTUNITY FUND

On March 7, 2011, Columbia Mid Cap Value Opportunity Fund (the Redomiciling
Fund), a series of RiverSource Investment Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Classes A, B, C, I, R, R3, R4, R5, W and Z to the New Fund in exchange for Classes A, B, C, I, R, R3, R4, R5, W and Z of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.
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REDOMICILING OF COLUMBIA STRATEGIC ALLOCATION FUND

On March 7, 2011, Columbia Strategic Allocation Fund (the Redomiciling Fund), a series of RiverSource Strategic Allocation Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Classes A, B, C, I, R, R4 and Z to the New Fund in exchange for Classes A, B, C, I, R, R4 and Z of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.